Exhibit 99.1

Powerwave Technologies Reports Second Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--July 30, 2009--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its second quarter ended June 28, 2009.

Net sales in the second quarter of fiscal 2009 were $136.1 million, compared with $245.6 million in the second quarter of fiscal 2008. Powerwave also reported second quarter GAAP net income of $6.3 million, which includes non-cash intangible asset amortization charges of $0.8 million and $0.2 million of restructuring charges. For the second quarter of 2009, the net income equates to basic and diluted earnings per share of 5 cents. This compares with a net loss of $10.2 million, or a loss per share of 8 cents in the prior year period. For the second quarter of fiscal 2009, excluding the intangible asset amortization and restructuring charges and an $8.7 million gain associated with the repurchase of outstanding debt, on a pro forma basis, Powerwave would have reported a net loss of $1.7 million, or basic loss per share of 1 cent.

For the first six months of fiscal 2009, total revenue was $285.9 million compared with $471.9 million for the first six months of fiscal 2008. Powerwave reported total net income for the first six months of 2009 of $4.2 million, or basic and diluted earnings per share of 3 cents, compared with a net loss of $24.5 million, or a basic loss per share of 19 cents for the first six months of fiscal 2008. The results for the first six months of 2009 include a total of $4.8 million of restructuring and impairment charges and intangible asset amortization, and the results for the first six months of 2008 included $29.2 million of such expenses.

“We experienced the continuing effects of the global economic recession during the second quarter,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. “While global macro economic issues have significantly impacted our business, we remain focused on maintaining our cost reduction efforts, which showed continued progress during the quarter with improved gross margins, reduced operating expenses and a reduction in our long-term debt. As we look ahead, we continue to believe that Powerwave is in a good position to capture the long-term growth opportunities that we believe remain in the wireless infrastructure marketplace,” he said.

Summary of Significant Items Impacting the Second Quarter

During the second quarter of 2009, we incurred total restructuring charges of $0.2 million, which primarily included severance charges related to personnel reductions as well as site closure expenses related to the closure of selected facilities. The Company also incurred approximately $0.8 million of intangible asset amortization from previous acquisitions.

During the second quarter of 2009, the Company repurchased a total of $20 million par value of its 1.875% Convertible Subordinated Notes due November 2024, resulting in a gain of $8.7 million.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended June 28, 2009 and June 29, 2008. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	June 28, 2009	June 29, 2008

Intangible asset amortization	($0.01)	($0.07)
Restructuring and impairment charges	--	($0.05)
Non-cash SFAS 123R compensation charge	($0.01)	($0.01)
Gain on repurchase of long-term debt	0.06	-

Total per share impact	$0.04	($0.13)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the second quarter of 2009 on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	June 28, 2009	June 29, 2008

GAAP reported gross margin %	26.4%	20.0%
Add: Pro Forma adjustments
Intangible asset amortization	0.4%	2.6%
Restructuring and impairment charges	0.0%	2.1%
Pro Forma gross margin %	26.8%	24.7%

Second Quarter 2009 Revenue Summary

In the second quarter of 2009, total Americas revenue was $41.9 million or approximately 31 percent of revenue, compared with $83.1 million or approximately 34 percent of revenue in the second quarter of 2008. Total sales to customers based in Asia accounted for approximately 36 percent of revenue or $48.7 million in the second quarter of 2009, compared with approximately 30 percent of revenue or $72.8 million in the second quarter of 2008. Total Europe, Africa and Middle East revenue in the second quarter of 2009 was $45.5 million or approximately 33 percent of revenue, compared with $89.7 million or approximately 36 percent of revenue in the second quarter of 2008.

Sales of products within the antenna systems group totaled $31.7 million or 23 percent of total revenue, sales of products in the base station systems group totaled $96.4 million or 71 percent of revenue and revenue from the coverage systems group totaled $8.0 million or 6 percent of revenue in the second quarter of 2009.

In the second quarter of 2009, Powerwave’s largest customers included Nokia Siemens Networks, which accounted for approximately 39 percent of revenue, and Alcatel-Lucent, which accounted for approximately 15 percent of revenue in the quarter. In terms of customer profile, total OEM sales accounted for approximately 69 percent of total revenue, and total direct and operator sales accounted for approximately 31 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 58 percent of total revenue, 3G standards accounted for approximately 36 percent of total revenue and WiMAX accounted for approximately 6 percent of total revenue during the second quarter of 2009.

Equity Compensation Expense

In accordance with SFAS 123R, share-based payments, the results reported herein include approximately $1.3 million of pre-tax compensation expense in the second quarter of 2009, and $2.2 million for the first six months of fiscal 2009, almost all of which is included in operating expenses. This had the effect of reducing the earnings per share in the second quarter of 2009 by 1 cent and reducing the earnings per share in the first six months of 2009 by 2 cents. A similar impact in the second quarter of 2008 increased the loss per share by 1 cent and increased the loss per share in the first six months of 2008 by 2 cents.

Balance Sheet

At June 28, 2009, Powerwave had total cash and cash equivalents of $42.4 million, which includes restricted cash of $2.5 million. Total net inventories were $70.8 million, and net accounts receivable were $164.9 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities, as well as severance costs, including those related to facility closures. In addition, the gain on the repurchase of a portion of the Company’s outstanding long-term debt has been excluded. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges and the repurchase of long-term debt will not impact future operating results, and the amortization of intangible assets and facility impairment charges are all non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended June 28, 2009.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2009 financial results conference call on Thursday, July 30, 2009 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 224-4324 and enter reservation number 88440464. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on July 30, 2009 through August 6, 2009 by calling (617) 801-6888 and entering reservation number 62197319.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward looking statements.” These forward looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and new 3G and 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; any perceived weakness in our financial position may cause us to lose market share to our competitors; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K for the fiscal year ended December 28, 2008, and Form 10-Q for the quarterly period ended March 29, 2009, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Net sales	$136,110	$245,642	$285,855	$471,943
Cost of sales:
Cost of goods	99,587	185,090	214,548	357,853
Intangible asset amortization	623	6,255	1,247	12,364
Restructuring and impairment charges	2	5,163	1,410	10,535
Total cost of sales	100,212	196,508	217,205	380,752

Gross profit	35,898	49,134	68,650	91,191

Operating expenses:
Sales and marketing	8,854	13,217	18,595	25,763
Research and development	14,592	20,789	29,740	40,460
General and administrative	12,752	15,973	24,851	31,070
Intangible asset amortization	207	2,660	534	5,257
Restructuring and impairment charges	151	966	1,649	1,080
Total operating expenses	36,556	53,605	75,369	103,630

Operating loss	(658)	(4,471)	(6,719)	(12,439)

Other income (expense), net	6,288	(4,747)	11,719	(10,057)

Income (loss) before income taxes	5,630	(9,218)	5,000	(22,496)
Income tax provision (benefit)	(718)	1,006	752	1,975
Net income (loss)	$6,348	$(10,224)	$4,248	$(24,471)

Net earnings (loss) per share:
- basic:	$0.05	$(0.08)	$0.03	$(0.19)
- diluted: [1]	$0.05	$(0.08)	$0.03	$(0.19)

Weighted average common shares used in computing per share amounts:
- basic:	131,654	131,001	131,572	130,964
- diluted:	134,447	131,001	132,969	130,964

[1] The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	73.2	75.3	75.1	75.9
Intangible asset amortization	0.4	2.6	0.4	2.6
Restructuring and impairment charges	0.0	2.1	0.5	2.2
Total cost of sales	73.6	80.0	76.0	80.7

Gross profit	26.4	20.0	24.0	19.3

Operating expenses:
Sales and marketing	6.5	5.4	6.5	5.5
Research and development	10.7	8.4	10.4	8.6
General and administrative	9.4	6.5	8.7	6.6
Intangible asset amortization	0.2	1.1	0.2	1.1
Restructuring and impairment charges	0.1	0.4	0.6	0.2
Total operating expenses	26.9	21.8	26.4	22.0

Operating loss	(0.5)	(1.8)	(2.4)	(2.7)

Other income (expense), net	4.6	(2.0)	4.1	(2.1)

Income (loss) before income taxes	4.1	(3.8)	1.7	(4.8)
Income tax provision (benefit)	(0.6)	0.4	0.2	0.4
Net income (loss)	4.7%	(4.2%)	1.5%	(5.2%)

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	(Unaudited)				(Unaudited)
				Pro Forma				Pro Forma
	June 28,			June 28,	June 28,			June 28,
	2009	Adjustments		2009	2009	Adjustments		2009
Net sales	$136,110	-		$136,110	$288,855	-		$285,855
Cost of sales:
Cost of goods	99,587	-		99,587	214,548	-		214,548
Intangible asset amortization	623	(623	) [1]	-	1,247	(1,247	) [1]	-
Restructuring and impairment charges	2	(2	) [2]	-	1,410	(1,410	) [2]	-
Total cost of sales	100,212	(625)		99,587	217,205	(2,657)		214,548
Gross profit	35,898	625		36,523	68,650	2,657		71,307
Operating expenses:
Sales and marketing	8,854	-		8,854	18,595	-		18,595
Research and development	14,592	-		14,592	29,740	-		29,740
General and administrative	12,752	-		12,752	24,851	-		24,851
Intangible asset amortization	207	(207	) [1]	-	534	(534	) [1]	-
Restructuring and impairment charges	151	(151	) [2]	-	1,649	(1,649	) [2]	-
Total operating expenses	36,556	(358)		36,198	75,369	(2,183)		73,186
Operating income (loss)	(658)	983		325	(6,719)	4,840		(1,879)

Other income (expense), net	6,288	(8,670	) [3]	(2,382)	11,719	(12,693	) [3]	(974)
Income (loss) before income taxes	5,630	(7,687)		(2,057)	5,000	(7,853)		(2,853)
Income tax provision (benefit)	(718)	409	[4]	(309)	752	(1,180	) [4]	(428)
Net income (loss)	$6,348	(8,096)		$(1,748)	$4,248	(6,673)		$(2,425)

Net earnings (loss) per share:
- basic:	$0.05			$(0.01)	$0.03			$(0.02)
- diluted:[5]	$0.05			$(0.01)	$0.03			$(0.02)

Weighted average common shares used in computing per share amounts:
- basic:	131,654			131,654	131,572			131,572
- diluted:	134,447			134,447	132,969			132,969

[1] These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.
[2] These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.
[3] This represents the gain on the repurchase of a portion of outstanding long-term debt during the fiscal period.
[4] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 15% for the 2009 periods.

[5] Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 28,	December 28,
	2009	2008
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$39,842	$46,906
Restricted cash	2,524	3,433
Accounts receivable, net	164,939	213,871
Inventories, net	70,808	81,098
Property, plant and equipment, net	91,622	98,616
Other assets	40,590	43,972
Total assets	$410,325	$487,896

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$98,106	$139,267
Short-term debt	-	-
Long-term debt	280,887	306,321
Accrued expenses and other liabilities	41,564	57,387
Total shareholders' equity	(10,232)	(15,079)
Total liabilities and shareholders’ equity	$410,325	$487,896

[1] June 28, 2009 balances are preliminary and subject to reclassification adjustments.
[2] December 28, 2008 balances were derived from the audited consolidated financial statements.

CONTACT:
Company Contact:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608
or
Investor Contact:
Stapleton Communications
Alexis Pascal, 650-470-4209